UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 26, 2005


                         DOW JONES & COMPANY, INC.
           (Exact name of registrant as specified in its charter)


           Delaware                      1-7564               13-5034940
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
  of incorporation)                                       Identification No.)


200 Liberty Street, New York, New York                           10281
(Address of principal executive offices)                       (Zip Code)

     Registrant's telephone number, including area code: (212) 416-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     Effective as of April 20, 2005 at the Dow Jones & Company, Inc. (the "Company") annual meeting of shareholders (the "Annual Meeting"), the Company's shareholders approved the following three amendments to the Company's bylaws and certificate of incorporation:

1. An amendment reducing the threshold at which shares of class B common stock are automatically converted into shares of common stock from 12,000,000 to 7,500,000 shares.

2. An amendment providing that at least a majority of the Company's directors will be neither Company employees nor Bancroft family representatives.

3. An amendment fixing the size of the Board at sixteen and increasing to seven the number of directors to be elected by holders of the common stockholders, voting separately, thereby providing increased proportional representation on the Board by directors elected by the common stockholders.

     All of these amendments are described in detail in the Company's 2005 Proxy Statement.

ITEM 9.01 . FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

3.1(i) Dow Jones & Company, Inc. Certificate of Incorporation, as amended April 22, 1988, April 25, 1989 and April 20, 2005

3.1(ii) Dow Jones & Company, Inc. Bylaws, as amended and restated as of
        April 20, 2005

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              DOW JONES & COMPANY, INC.




Dated: April 26, 2005                        By: /s/ Robert Perrine
                                                ---------------------------
                                                             Robert Perrine
                                                           Chief Accounting
                                                     Officer and Controller

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                                   PAGE 4


                               EXHIBIT INDEX



Exhibit No.                              Description
-----------                              -----------

3.1(i) Dow Jones & Company, Inc. Certificate of Incorporation, as amended April 22, 1988, April 25, 1989 and April 20, 2005

3.1(ii) Dow Jones & Company, Inc. Bylaws as amended and restated as of April 20, 2005